Confirming Statement

This is to provide Fred Hite, Chief Financial

Officer of Symmetry Medical Inc. with a limited

power of attorney to prepare, execute and file

Form 4s and other documents and necessary supporting

agreements related to my ownership interests in

Symmetry Medical securities.

s/ Stephen B. Oresman

February 15, 2006